UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



       Date of Report: (Date of earliest event reported) October 27, 2004



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                              1-3247              16-0393470
(State or other jurisdiction          (Commission         (I.R.S. Employer
of incorporation)                     File Number)        Identification No.)


One Riverfront Plaza, Corning, New York                    14831
(Address of principal executive offices)                   (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)


N/A
(Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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Item 7.01 Regulation FD Disclosures

     The following information is furnished pursuant to Item 7.01, "Regulation FD Disclosure."

     On October 22, 2004, Corning Incorporated decided to offer a voluntary odd-lot program for eligible small shareholders, allowing shareholders owning fewer than 100 shares of Corning Common Stock to either sell all of their shares or to purchase additional shares to increase their holdings to 100 shares. The program will be in effect from October 29, 2004 through November 29, 2004 ("Program Period") unless extended or earlier terminated.

     The actual price per share eligible shareholders will receive or pay will be a market-based price per share that will be uniformly applied to all shareholders participation during the Program Period, and cannot be determined in advance. Informational letters will be sent to eligible shareholders on or about October 29, 2004 and questions should be directed to Georgeson Shareholder Communications Inc. at 1-888-288-7059. Corning is making no recommendation to shareholders as to whether to act upon this voluntary program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    CORNING INCORPORATED
                                    Registrant



Date: October 27, 2004              By /s/ KATHERINE A. ASBECK
                                           ------------------------------------
                                           Katherine A. Asbeck
                                           Senior Vice President and Controller